

                                                               EXHIBIT 10.12


June  25, 1998


John H. Phillips
1338 Swift Creek Lane
Manakin-Sabot, , VA  23221

            Re:   Employee Retention Agreement

Dear John:

      Cadmus Communications Corporation (the "Corporation") considers it essential to the best interests of its shareholders to foster the continuous employment of its key management personnel and that of its direct and indirect subsidiaries (collectively the "Cadmus Companies" or individually a "Cadmus
Company"). In this connection, the Board of Directors of the Corporation (the
"Board") recognizes that the possibility of a change in control of the Corporation may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its shareholders.

      The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Cadmus Companies' management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation.

      In order to induce you to remain in the employ of the Cadmus Companies, the Corporation agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment with the Cadmus Companies is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 2) of the Corporation.

1.    Certain Definitions.

      (a)   "Change in Control  Period" means the period  commencing on the date hereof and ending on the second anniversary of such date; provided,  however, that commencing  on the  date  one  year  after  the  date  hereof,  and on each anniversary  of such date (such date and each  annual  anniversary  thereof shall be  hereinafter  referred to as the  "Renewal  Date"),  the Change in
            Control  Period  shall be  automatically  extended so as to  terminate  two years from such Renewal Date,  unless at least 60 days prior to the Renewal
            Date the  Corporation  shall give  notice to you that the Change in Control
            Period shall not be so extended.

      (b)   "Effective  Date" means the first date during the Change in Control  Period
            (as  defined  in  Section  1(b))  on  which a  Change  in  Control  occurs.
            Anything in this Agreement to the contrary notwithstanding,  if a Change in
            Control  occurs  and if  your  employment  with  the  Cadmus  Companies  is terminated prior to the date on which the Change in Control occurs,  and if it is reasonably  demonstrated  by you that such  termination of employment
            (i) was at the  request  of a third  party who has taken  steps  reasonably calculated  to effect the Change in  Control,  or (ii)  otherwise  arose in connection  with or  anticipation  of the Change in  Control,  then for all purposes  of this  Agreement  the  "Effective  Date"  shall  mean  the date immediately prior to the date of such termination of employment.

      (c)   "Employment Period" means the period commencing on the Effective
            Date and ending on the second anniversary of such date.

                                      116


      (d)   "Date  of  Termination"  means  (i) if  your  employment  with  the  Cadmus
            Companies is  terminated by the  Corporation  for Cause or is terminated by you for Good Reason,  the date of receipt of the Notice of  Termination  or any  later  date  specified  therein,  as the  case  may  be,  (ii) if your employment  with the Cadmus  Companies  is  terminated  by the  Corporation other than for Cause or Disability,  the Date of  Termination  shall be the date on which the Corporation  notifies you of such termination,  and (iii)
            if your  employment  is terminated  by reason of death or  Disability,  the
            Date of  Termination  shall  be the date of your  death  or the  Disability
            Effective Date, as the case may be.

      (e) "Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date.

2.    Change in Control. No benefits shall be payable hereunder unless there shall have been a Change in Control of the Corporation, as set forth below. For purposes of this Agreement, a "Change in Control" shall mean:
       (a)  The acquisition by any  individual,  entity or group (within the meaning of
            Section  13(d)(3) or 14(d)(2) of the  Securities  Exchange Act of 1934,  as
            amended (the "Exchange Act")) (a "Person") of beneficial  ownership (within the meaning of Rule 13d-3  promulgated  under the  Exchange  Act) of 20% or more of either  (i) the then  outstanding  shares  of  common  stock of the
            Corporation  (the  "Outstanding  Cadmus Common Stock") or (ii) the combined voting power of the then outstanding  voting  securities of the Corporation entitled to vote generally in the election of directors  (the  "Outstanding
            Cadmus Voting  Securities").  Notwithstanding the foregoing,  the following
            acquisitions   shall  not   constitute   a  Change  in  Control:   (i)  any
            acquisition  directly from the  Corporation,  (ii) any  acquisition  by the
            Corporation,  (iii) any acquisition by, or benefit  distribution  from, any employee  benefit plan (or related  trust)  sponsored or  maintained by the
            Corporation  or any  corporation  controlled by the  Corporation,  (iv) any acquisition  pursuant to any compensatory  stock option,  stock purchase or other  stock  plan for  employees,  or (v) any  acquisition  pursuant  to a
            reorganization,    merger   or    consolidation,    if,    following   such
            reorganization,  merger  or  consolidation,  the  conditions  described  in clauses  (i),  (ii),  and  (iii) of  Subsection  (c) of this  Section 2 are satisfied; or
      (b)   Individuals  who,  as  of  the  date  hereof,  constitute  the  Board  (the
            "Incumbent  Board")  cease for any reason to constitute at least a majority of the Board;  provided,  however,  that any individual becoming a director subsequent  to the date hereof whose  election or  nomination  for election was  approved  by a vote  of at  least a  majority  of the  directors  then
            comprising  the  Incumbent   Board  shall  be  considered  as  though  such
            individual  were a member of the  Incumbent  Board  (with  his  predecessor thereafter ceasing to be a member); or
       (c)  Approval by the  shareholders  of the  Corporation  of the  reorganization,
            merger,  or  consolidation  of  the  Corporation  unless,   following  such
            reorganization,  merger,  or  consolidation,  (i) more than 60% of the then outstanding  shares  of  common  stock  and  the  then  outstanding  voting securities of the resulting  corporation is then beneficially  owned by all or  substantially  all  of  the  beneficial  owners,  respectively,  of the
            Outstanding  Cadmus Common Stock and Outstanding  Cadmus Voting  Securities
            immediately prior to such  reorganization,  merger, or consolidation,  (ii)
            no Person  (excluding (A) the  Corporation,  (B) any employee  benefit plan
            (or related trust) of the  Corporation or such  corporation  resulting from
            such  reorganization,   merger,  or  consolidation,   and  (C)  any  Person
            beneficially owning,  immediately prior to such reorganization,  merger, or consolidation,  20% or more  of the  Outstanding  Cadmus  Common  Stock  or
            Outstanding  Cadmus  Voting  Securities,  as the case may be)  beneficially owns 20% or more of the then  outstanding  shares  of  common  stock or the combined  voting power of the then  outstanding  voting  securities  of the resulting corporation,  and (iii) at least a majority of the members of the board  of  directors  of the  resulting  corporation  were  members  of the
            Incumbent  Board  at the time of the  execution  of the  initial  agreement providing for such reorganization, merger, or consolidation; or
       (d)  Approval  by  the  shareholders  of  the  Corporation  of  (i)  a  complete liquidation or dissolution  of the  Corporation,  or (ii) the sale or other disposition of all or  substantially  all of the assets of the  Corporation other than to a corporation  with respect to which,  following such sale or other  disposition,  (A) more than 60% of the outstanding  shares of common stock and the then  outstanding  voting  securities of such  corporation is beneficially  owned by all or substantially  all of the beneficial  owners, respectively,  of the  Outstanding  Cadmus  Common  Stock  and  Outstanding
            Cadmus Voting  Securities  immediately  prior to such sale or  disposition;
            (B) no Person  (excluding (I) the  Corporation,  (II) any employee  benefit plan (or related trust) of the Corporation or such  corporation,  and (III)
            any Person  beneficially  owning,  immediately  prior to such sale or other disposition,  20% or  more  of  the  Outstanding  Cadmus  Common  Stock  or
            Outstanding  Cadmus  Voting  Securities,  as the case may be)  beneficially owns 20% or more of the then  outstanding  shares  of  common  stock or the combined  voting power of the then  outstanding  voting  securities of such corporation,  and (C) at least a  majority  of the  members of the board of directors of such  corporation  were members of the Incumbent  Board at the time of the execution of the initial  agreement  providing for such sale or other disposition of the assets of the corporation.

                                      117




3. Employment Period. The Corporation hereby agrees to continue, or cause to be continued, your employment with the Cadmus Companies for the Employment
      Period.

4.    Termination of Employment.

      (a) Your employment with the Cadmus Companies shall terminate automatically upon your death during the Employment Period.

      (b)   If, as a result of your  incapacity  due to physical or mental  illness (as determined  by the  Corporation),  you  shall  have  been  absent  from the full-time  performance of your duties with the Cadmus Companies for six (6)
            consecutive  months (your  "Disability"),  the Cadmus  Company by which you are  then  employed  may  give  you  written  notice  of its  intention  to terminate your employment.  In such event,  your employment with the Cadmus
            Companies shall  terminate  effective on the 30th day after your receipt of such notice (the  "Disability  Effective  Date"),  provided  that within 30 days after your  receipt of such notice you have not  returned to full-time performance of your duties.

      (c)   Your  employment  with  the  Cadmus  Companies  may  be  terminated  by the
            Corporation  during  the  Employment  Period  with or  without  Cause.  For purposes hereof,  "Cause" shall mean (i) the willful and continued  failure by you to  substantially  perform  your  duties  with the Cadmus  Companies
            (other  than  any  such  failure  resulting  from  your  incapacity  due to physical or mental illness or any such actual or anticipated  failure after the issuance of a Notice of  Termination by you for Good Reason (as defined in  Section 4(d)),  after a written demand for  substantial  performance is delivered to you by the Board,  which demand  specifically  identifies  the manner  in which  the  Board  believes  that  you  have  not  substantially performed your duties,  (ii) the willful engagement by you in conduct which
            is  demonstrably  and  materially   injurious  to  the  Cadmus   Companies,
            monetarily or  otherwise,  or (iii) your  conviction of a felony  involving moral  turpitude.  For purposes of this  subsection,  no act, or failure to act, on your part shall be deemed  "willful"  unless done, or omitted to be done,  by you not in good faith and  without  reasonable  belief  that your action or omission was in the best interest of the Cadmus Companies.

      (d) You may terminate your employment with the Cadmus Companies during the Employment Period for any reason, including without limitation
            Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

            (i) the assignment to you of any duties inconsistent with the position (including status, offices, titles, and reporting requirements) or authority in the Cadmus Companies that you held immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;

            (ii) a reduction by the Corporation in your annual base salary as in effect on the date hereof or as the same may be increased from time to time;

            (iii) if your principal office location is at the Corporation's principal executive offices immediately prior to the Change in Control, the relocation of the Corporation's principal executive offices to a location outside the Richmond
                  Metropolitan Area, or if your principal office location is not at the Corporation's principal executive offices immediately prior to the Change in Control, the Corporation's requiring you to be based anywhere other than your principal office location immediately prior to the Change in Control except for required travel on the Cadmus Companies' business to an extent substantially consistent with your present business travel obligations;

            (iv) except in the event of reasonable administrative delay, the failure by the Cadmus Companies to pay to you any portion of your current compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Cadmus Companies within seven (7) days of the date such compensation is due;

                                      118


            (v)    the failure by the Cadmus  Companies  to continue in effect for you any compensation plan in which you participate
                   immediately prior to the Change in Control  that is  material to your total compensation  or  any  substitute  plan adopted prior  to the Change in Control,  unless an equitable
                   arrangement  (embodied in an ongoing  substitute  or
                   alternative  plan) has been made with  respect  to  such
                   plan,  or the  failure  by the  Cadmus Companies to continue your  participation  therein (or in such substitute or
                   alternative  plan) on a basis not materially less favorable, both in terms of the  amount of  benefits  provided and  the
                   level  of  your   participation   relative  to  other
                   participants,  as it  existed  at the  time  of the  Change in Control;

            (vi) the failure by the Cadmus Companies to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Cadmus Companies' life insurance, medical, health and accident, or disability plans in which you were participating at the time of the Change in Control, the taking of any action by any Cadmus Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the Change in Control, or the failure by the Cadmus Companies to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Cadmus Companies in accordance with the normal vacation policy of the Cadmus Company employing you in effect at the time of the Change in Control;

            (vii) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof; or

            (viii) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (e) hereof (and, if applicable, the requirements of Subsections (b) and (c) hereof), which purported termination shall not be effective for purposes of this Agreement.

                   For purposes of this subsection, any good faith determination of "Good Reason" made by you shall be conclusive. In addition, your right to terminate your employment pursuant to this subsection shall not be affected by your incapacity due to physical or mental illness and your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

      (e)   Any purported termination of your employment with the Cadmus
            Companies by the Corporation or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.

5.    Compensation upon Termination during the Employment Period. Following a
      Change in Control, you shall be entitled to the following benefits upon termination of your employment with the Cadmus Companies provided that such termination occurs during the Employment Period:

      (a)   If your  employment  is  terminated  by reason  of your  death  during  the
            Employment   Period,   this  Agreement  shall  terminate   without  further
            obligations to your legal representatives under this Agreement,  other than for (i)  payment of your Base Salary (as  defined in Section  5(g)  hereof)
            through  the Date of  Termination  at the same rate in effect at such date,
            and  (ii)  all  other   amounts  to  which  you  are  entitled   under  any
            compensation  plan or any other plan,  policy, or arrangement of the Cadmus
            Companies, at the time such payments are due.

                                      119




      (b)   During any period that you fail to perform your  full-time  duties with the
            Cadmus  Companies  as a result  of  incapacity  due to  physical  or mental illness, you shall continue to receive,  until this Agreement is terminated pursuant to  Section 4(b)  hereof,  your Base Salary (as defined in Section
            5(g))  at the  rate in  effect  at the  commencement  of any  such  period,
            together  with  all  compensation   payable  to  you  under  any  long-term
            disability  plan  maintained  by the Cadmus  Companies  in your name or for your benefit or other  similar plan during such  period.  Thereafter,  your benefits  shall be  determined  under the  retirement,  insurance and other compensation  programs of the Cadmus  Companies in which you participate in accordance  with the  terms of such  programs;  however,  your  receipt  of benefits  under any  long-term  disability  plan  maintained  by the Cadmus
            Companies  in your name or for your  benefit  will not be  affected by your termination under this Agreement.

      (c)   If,  during  the  Employment  Period,   your  employment  with  the  Cadmus
            Companies  shall be terminated by the Corporation for Cause or by you other than for Good  Reason,  you shall be  entitled to your full Base Salary (as defined in Section  5(g))  through the Date of  Termination  at the rate in effect at the time Notice of Termination  is given,  plus all other amounts to  which  you are  entitled  under  any  compensation  plan of the  Cadmus
            Companies  at the time such  payments  are due,  and the  Cadmus  Companies shall have no further obligations to you under this Agreement.

      (d)   If, during the Employment Period, your employment with the Cadmus
            Companies shall be terminated by you for Good Reason or by the Corporation other than for Cause, death, or Disability, then you shall be entitled to the benefits provided below:

            (i) you the Corporation shall pay to you your full Base Salary (as defined in Section 5(g) hereof) through the Date of Termination at the rate in effect at the time Notice of Termination is given, no later than the fifth day following the Date of Termination, plus all other amounts to which you are entitled under any compensation plan of the Cadmus
                  Companies, at the time such payments are due;

            (ii)  in lieu of any  further  salary  or bonus  payments  to you for periods  subsequent  to the Date of  Termination,  you shall be paid as  severance  pay to you,  at the time and in the  manner
                  specified   in   Subsection (e),   a  severance   payment  (the
                  "Severance  Payment")  equal to the  product  of (A) your  Base
                  Salary (as defined in Section  5(g)  hereof),  and (B) a number
                  (the  "Payment/Benefit  Factor")  determined  by dividing by 52 the sum of (I) three  times the  number of full  years that you have been  employed  by the  Cadmus  Companies,  and (II) three times each $10,000 of your annual  salary  (that is,  excluding bonus)  as in  effect  at the  Date of  Termination;  provided, however, that in no event shall such Payment/Benefit  Factor be less than .5 nor greater than 2, and  provided,  further,  that in no event  shall such  amount  exceed the amount of your Base
                  Salary (as defined in Section 5(g)), on an undiscounted  basis, which you would have  received  had you  remained in the employ of the Cadmus  Companies  until your "Normal  Retirement  Date"
                  (as  defined  in  the   Corporation's   Pension  Plan  (or  any
                  successor thereto) (the "Pension Plan");

            (iii) a separate lump-sum supplemental retirement benefit (the amount of such benefit shall be hereinafter referred to as the "Supplemental Retirement Amount") equal to the difference between (A) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized in determining benefit cash-outs with respect to the Corporation's Pension
                  Plan during the 90-day period immediately preceding the Effective Date) of the benefit payable under the Pension Plan and any supplemental and/or excess benefit plan of the Corporation providing benefits for you (the "SERP") which you would receive if your employment continued at the compensation level in effect at the Date of Termination for the remainder of the Employment Period, assuming for this purpose that all accrued benefits are fully vested and that benefit accrual formulas are no less advantageous to you than those in effect during the 90-day period immediately proceeding the Effective
                  Date, and (B) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized in determining benefit cash outs with respect to the Pension Plan during the 90-day period immediately preceding the Effective Date) of your actual vested benefit (paid or payable), if any, under the Pension Plan and the SERP;

                                      120




            (iv) Except as provided in (iii) above, your participation in, and terminating distribution and vested rights under, the Corporation's Pension Plan and other plans of deferred compensation of the Cadmus Companies shall be governed by the terms of those respective plans;

            (v)     the  Corporation  shall pay to you all legal fees and
                    expenses incurred by you as a result of such termination,
                    including all such fees and expenses,  if any,  incurred in seeking to obtain or enforce any right or benefit  provided by this  Agreement or in  connection  with any tax audit or
                    proceeding to the extent attributable   to  the  application
                    of  Section  4999  of  the Internal  Revenue Code of 1986,
                    as amended (the "Code") to any payment or benefit provided hereunder;

            (vi)    for a period  of  years  (or  portion  thereof)  (the
                    "Payment Period")  equal  to  the  Payment/Benefit   Factor
                    after  such termination or until your "Normal  Retirement
                    Date" (as defined in the Corporation's  Pension Plan,
                    whichever first occurs, the Corporation   shall   arrange to
                    provide   you  with  life, disability,   accident  and group
                    health  insurance  benefits substantially  similar to those which you were receiving  under the welfare programs of the
                    Cadmus Companies  immediately prior to the Notice of
                    Termination.  Benefits  otherwise  receivable by you
                    pursuant  to this  clause  (vi) shall be reduced to the
                    extent  comparable  benefits are actually  received by you from any  source  (including  a  subsequent  employer)
                    during  such period  following  your  termination,  and  any such  benefits actually received by you shall be reported to the Corporation;

            (vii) in the event that the payments and benefits provided to you, or for your benefit, under this Agreement or under any other plan or agreement which become payable or are taken into account as "parachute payments" within the meaning of
                    Section 280G of the Code as a result of a Change in Control or your termination of employment relating thereto (the
                    "Total Parachute Payments") would result in your being entitled to "excess parachute payments" as defined in
                    Section 280G of the Code, the payments and benefits provided to you, or for your benefit, under this Agreement shall be reduced (but not below zero) to the extent necessary so that no payment to be made, or benefit to be provided, to you or for your benefit under this Agreement or any other plan or agreement would result in "excess parachute payments" as defined in Section 280G of the Code, provided, however that the reduction provided in this clause shall not apply unless your net after-tax benefit if such reduction were made shall exceed your net after-tax benefit if such reduction were not made. "Net after-tax benefit" shall mean the sum of (A) the Total Parachute Payments which you receive or are then entitled to receive, less (B) the amount of federal, state and local income and employment taxes payable by you with respect to the Total Parachute Payments, less (C) the amount of excise taxes imposed with respect to the Total Parachute
                    Payments by Section 4999 of the Code. All determinations regarding the reductions or additional payment called for in this clause (vii) shall be made by tax counsel selected by the Corporation and shall be based on the maximum applicable marginal tax rates for each year in which such payments rate in effect for such year at the and benefits shall be paid or provided to you or for your benefit (based upon the time of the first payment of the foregoing and, as appropriate as determined by such tax counsel, the taxable wage base for employment tax purposes); and

             (viii) for a period of twelve (12) months following such
                    termination, the Corporation shall pay the expenses of such outplacement services as you may require, with such services to be performed by such agency as the Corporation shall designate.

                                      121




      (e)    The  payment  provided  for in  Subsection  (d)(ii),  shall  be  made in a lump-sum  not later than the 30th day  following  the Date of  Termination.
            Notwithstanding  anything contained in this Subsection (e) or in Subsection
            (d)(ii),  you  may  elect  to  receive,  in lieu  of a  lump-sum  Severance
            Payment,  the benefits  described in  Subsection  (d)(ii) in equal  monthly installments  commencing  on the first day of the month  following the Date of  Termination  and  ending  on the first to occur of (A) the first day of the last  month  within  the  Payment  Period,  or (B) the first day of the month in which  occurs  your  "Normal  Retirement  Date" (as defined in the
            Corporation's Pension Plan.

      (f) Except as provided in Subsection (d)(vi) hereof you shall not be required to mitigate the amount of any payment provided for in this
            Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to any Cadmus Company, or otherwise.

      (g) For purposes of this Agreement, your "Base Salary" shall mean the greater of (i) the annual salary and bonus paid to you by the Cadmus
            Companies at the date of this Agreement, or (ii) the annual salary and bonus payable to you by the Cadmus Companies during the fiscal year in which a Change in Control occurs.

6.    Successors:  Binding Agreement.

      (a) This Agreement is personal to you and without the prior written consent of the Corporation shall not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, your legal representatives.

      (b) This Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns.

      (c)   The Corporation will require any successor (whether direct or indirect,  by purchase,  merger,  consolidation or otherwise) to all or substantially all of the business  and/or assets of the  Corporation to assume  expressly and agree to perform  this  Agreement in the same manner and to the same extent that the Corporation  would be required to perform it if no such succession had taken place.  As used in this Agreement,  "Corporation"  shall mean the
            Corporation  as  hereinbefore  defined and any  successor  to its  business and/or  assets as  aforesaid  which  assumes  and  agrees to  perform  this
            Agreement by operation of law, or otherwise.

7.    Resolution  of Disputes.  If there shall be any dispute  between the  Corporation and you (i) in the event of any  termination of your  employment  with the Cadmus
      Companies by the Corporation,  whether such termination was for Cause, or (ii) in the event of any  termination  of  employment  with the Cadmus  Companies by you,
      whether  Good  Reason  existed,   then,  unless  and  until  there  is  a  final,
      nonappealable  judgment by a court of competent  jurisdiction declaring that such termination  was for Cause or that the  determination  by you of the existence of
      Good Reason was not made in good faith,  the  Corporation  shall pay all amounts, and provide all benefits,  to you and/or your family or other  beneficiaries,  as the case may be,  that  the  Corporation  would  be  required  to pay or  provide pursuant  to Section  5(d) as though  such  termination  were by the  Corporation
      without  Cause  or  by  you  with  Good  Reason;  provided,   however,  that  the
      Corporation  shall not be required to pay any disputed  amounts  pursuant to this
      Section 7 except upon receipt of an  undertaking  by or on behalf of you to repay all such  amounts to which you are  ultimately  adjudged  by such court not to be entitled.

8.    Notice. For the purpose of this Agreement,  notices and all other  communications provided  for in this  Agreement  shall be in writing and shall be deemed to have been  duly  given  when  delivered  or  mailed  by  United  States  certified  or registered mail,  return receipt  requested,  postage  prepaid,  addressed to the respective  addresses  set forth on the first  page of this  Agreement,  provided that all notice to the  Corporation  shall be  directed to the  attention  of the
      Board with a copy to the Secretary of the  Corporation,  or to such other address as  either  party  may have  furnished  to the  other in  writing  in  accordance herewith,  except that notice of change of address  shall be effective  only upon receipt.

                                      122




9.    Miscellaneous.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

      (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (c) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (d)   Your or the  Corporation's  failure to insist upon strict  compliance  with any  provision  hereof  or any other  provision  of this  Agreement  or the failure  to assert  any right you or the  Corporation  may have  hereunder, including,  without limitation, your right to terminate your employment for
            Good  Reason  pursuant  to  Section  4(d)  or the  Corporation's  right  to terminate your employment for Cause pursuant to Section 4(c),  shall not be deemed to be a waiver of such provision or right or any other  provision or right of this Agreement.

      (e) You and the Corporation acknowledge that, except as may otherwise be provided under any other written agreement between you and the Corporation, your employment by the Cadmus Companies is "at will" and if, prior to the Effective Date, your employment with the Cadmus
            Companies terminates, then you shall have no rights under this Agreement.

      (f) Prior to the Effective Date, this Agreement may be amended, modified, or terminated by the Corporation, which amendment, modification, or termination shall be binding and effective without any requirement for notification of, or consent by, you.
            Notwithstanding the foregoing, on or after the Effective Date, this Agreement may not be amended, modified, or terminated otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

10. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

            If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter, which will then constitute our agreement on this subject.

                                    Sincerely,

                                    CADMUS COMMUNICATIONS CORPORATION


                                    By ______________________________
                                    Name:
                                    Title:

Accepted and agreed to:



____________________________
John H. Phillips

                                      123